UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

GSP-2, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54071	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gongzhuling State Agriculture Science and Technology Park, location of 998 kilometers, Line 102, Gongzhuling City, Jilin Province, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 434 627 8415

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer and Director

On September 30, 2013, Megan J. Penick and Dore Perler submitted to GSP-2, Inc. (the “Company”) a resignation letter pursuant to which they each resigned as a director of the Company. The resignations of Ms. Penick and Mr. Perler were not a result of any disagreement with us on any matter relating to our overall operations, policies (including accounting or financial policies) or practices. However, Ms. Penick and Mr. Perler expressed disappointment in the Company’s lack of payment of compensations for their services to the Company as a director. A copy of the resignation letter of Ms. Penick and Mr. Perler is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
99.1	Resignation Letter, dated September 30, 2013, of Megan J. Penick and Dore Perler.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2013
GSP-2, Inc.

By:	/s/ Yushan Wei
Yushan Wei
Chief Executive Officer

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